SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2002

Commission File No. 001-11155

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	23-1128670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO 80903
(Address of principal executive offices)                               (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

Item 5. Other Events.

The Company reported today that the Railroad Commission of Texas has determined that CenterPoint Energy Houston Electric, the guarantor for the reclamation bond at the Jewett Mine, meets the qualifying criteria as a third-party guarantor under the Texas Surface Coal Mining and Reclamation Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c) Exhibits

          Exhibit 99.1 - Press release dated December 20, 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: December 20, 2002	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)

EXHIBIT 99.1

Bonding For Jewett Mine
Reclamation Obligations
Meets Texas Criteria

Colorado Springs, CO – December 20, 2002 -- Westmoreland Coal Company (AMEX: WLB) reported today that the Railroad Commission of Texas has determined that CenterPoint Energy Houston Electric (“CNP Houston Electric”), the guarantor for the reclamation bond at the Jewett Mine, meets the qualifying criteria as a third-party guarantor under the Texas Surface Coal Mining and Reclamation Act (“TSCMRA”). CNP Houston Electric’s corporate guarantee in the amount of $50 million is posted with the Railroad Commission to guarantee performance of final reclamation as required by Jewett’s mining permit. As a result, Westmoreland’s wholly-owned mining subsidiary, Northwestern Resources Co. (“NWR”), will not be required to post any additional bond or security for the Jewett Mine’s reclamation. Texas Genco, an affiliate of CNP Houston Electric, purchases coal from the Jewett Mine.

In its Form 10-Q for the period ended September 30, 2002, Westmoreland reported that the Railroad Commission had expressed concerns regarding CNP Houston Electric’s satisfaction of the qualifying criteria for the third-party self bond guaranty under TSCMRA in response to a recent credit downgrade of CenterPoint Energy, Inc. (“CNP”), formerly Reliant Energy, Inc., the parent of CNP Houston Electric. The Railroad Commission directed NWR to submit information to resolve the concerns about whether the bond guarantor, CNP Houston Electric, continued to meet the investment grade qualifying criteria or to post an alternate form of bond. NWR submitted additional data and the Railroad Commission on December 19th concluded that CNP Houston Electric, NWR’s bond guarantor, does meet the qualifying criteria for self bonding.

The Jewett Mine is owned and operated by Northwestern Resources Co., a subsidiary of Westmoreland Mining LLC. In 2001, the Jewett Mine produced 7.1 million tons of lignite and received an Award of Excellence from the Texas Mining and Reclamation Association for its reclamation work.

Westmoreland Coal Company is the oldest independent coal company in the United States and was ranked among the top ten U.S. coal producers in 2001. Westmoreland’s coal operations include Powder River Basin coal mining in Montana and lignite mining operations in Montana, Texas and North Dakota. The Company also owns interests in three independent power projects and owns a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia. Westmoreland is implementing a growth strategy dedicated to meeting America’s dual goals of low-cost power and a clean environment through the acquisition and development of complementary, niche opportunities in coal, power and other segments of the energy sector.

Certain statements in this report which are not historical facts or information are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, the information set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; healthcare cost trends; the cost and capacity of the surety bond market; the Company’s ability to manage growth and significantly expanded operations; the ability of the Company to implement its business strategy; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements; the Company’s ability to successfully identify new business opportunities; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its tax net operating losses; the ability to reinvest excess cash at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; demand for electricity; the effect of regulatory and legal proceedings; the claims between the Company and Washington Group International, Inc. and other factors discussed in Items 1, 3 and 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 and Form 10-Q for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones (719) 442-2600